FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             Form 8-K
                          Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
January 25, 1996
----------------

                     FIRST REPUBLIC BANCORP INC.
                     ---------------------------
      (Exact name of registrant as specified in its charter)


       Delaware                       0-15882            94-2964497
----------------------------       ------------     -------------------
(State or other jurisdiction       (Commission       (IRS Employer
 of incorporation)                 File Number)     Identification No.)



                         388 Market Street
                      San Francisco, CA  94111
                      ------------------------
        (Address of principal executive office) (Zip Code)


                          (415) 392-1400
                          --------------
       (Registrant's telephone number, including area code)


                          Not applicable
                          --------------
   (Former name, former address, if changed since last report)

Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated January 25, 1996, concerning its earnings release for the fourth quarter ended December 31,1995, as distributed on January 25, 1996.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     First Republic Bancorp Inc.

                                     (Registrant)



Date: January 25, 1996

                                      ---------------------------
                                      Willis H. Newton, Jr.
                                      Senior Vice President and
                                      Chief Financial Officer

FOR IMMEDIATE RELEASE
---------------------

                  FIRST REPUBLIC BANCORP REPORTS
           FOURTH QUARTER AND FULL YEAR 1995 RESULTS

                                         Common Stock Symbol - FRC
                                         New York Stock Exchange

    San Francisco, California, January 25, 1996 - First Republic Bancorp Inc. today reported net income of $1,170,000 for the year ended December 31, 1995, compared with $7,303,000 in 1994. Fully-diluted earnings per share (EPS) were $0.15 for 1995, compared with $0.85 for 1994. For the fourth quarter, net income was $1,605,000 in 1995, compared with $1,562,000 in 1994, and fully-diluted EPS was $0.20 in 1995 versus $0.19 in 1994.

    The lower level of net income and EPS for the 1995 year resulted primarily from the lingering adverse effects on the Company's Los Angeles multifamily loan portfolio of the Northridge earthquake and a narrower net interest spread related to the rapid rise in interest rates in 1994. For the year ended December 31, 1995, the Company recorded loss provisions totalling $14,765,000 and chargeoffs of $11,916,000. Approximately 63% of 1995 chargeoffs related to multifamily loans located in Los Angeles County which were adversely affected by the Northridge earthquake. Since the earthquake, over 68% of the Company's chargeoffs during 1994 and 1995 have been related to its Los Angeles multifamily earthquake impacted loan portfolio.

    The Company's year-end ratio of capital to risk-adjusted assets was 15.0%. At December 31, 1995, total capital, including subordinated debentures and reserves, was $190,381,000. Tangible book value per share was $14.76 at December 31, 1995. The Company's tangible book value per share has grown at a net after tax rate over the past five years of 13.9% compounded annually.

    Total assets of First Republic Bancorp Inc. were $1,904,253,000 at December 31, 1995. Substantially all of the Company's $1,682,263,000 loan portfolio consists of first trust deed, real estate secured, California and Nevada loans, 82% of which are housing related and 93% of which adjust within one year. During 1995 and 1994, the Company's asset growth continued to be focused almost entirely on single family home loans. The percentage of single family home loans in the loan portfolio increased to 60% at December 31, 1995 from 46% at December 31, 1993.

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

FIRST REPUBLIC BANCORP INC.                             Page 2


    At December 31, 1995, nonaccruing loans totalled $36,551,000 and foreclosed REO totalled $10,198,000, collectively 2.46% of total assets. Nonaccruing assets included approximately $20,431,000 of loans adversely impacted by the earthquake. During the fourth quarter, the Company sold $6,151,000 of foreclosed REO and generated net proceeds in excess of the written down basis of the assets by 2.3%. During the quarter, the Company added $2,050,000 to its reserves and recorded chargeoffs, net of recoveries, of $1,436,000. At December 31, 1995, after such writedowns, the Company's reserves totalled $18,068,000, up from $17,454,000 at September 30, 1995.

    At December 31, 1995, the Company's nonaccruing loans included $19,920,000 of loans which had been restructured by waiver or deferral of interest, by interest rate concessions, or by the forgiveness of principal in certain cases. As a result of the terms of these restructurings, such loans will be reported as nonaccrual until a satisfactory payment history is achieved and the Company feels its recorded investment in the loans is secure. During the fourth quarter of 1995, the Company collected interest payments on these loans equal to an average annualized yield of approximately 7.3% on the recorded investment in these loans.

    At December 31, 1995, the Company had restructured performing loans of $12,795,000, 72% of which have been restructured as a result of the earthquake, and accruing single family loans more than 90 days past due of $3,747,000.

    In 1995, the Company recorded a higher level of total interest income for the fourth quarter and year, as a result of a larger average asset base. For the year, total interest income increased to $139,594,000 in 1995 from $109,365,000 in 1994. Net interest income for 1995 decreased to $34,681,000 from $37,930,000 in 1994, primarily due to earning a lower average spread. The Company's net interest spread was 1.81% for the fourth quarter of 1995 and 1.60% for all of 1995, compared to 2.14% for all of 1994. Although net interest income and net interest spread in the fourth quarter of 1995 increased compared to the third and second quarters of 1995, the lower level for all of 1995 versus 1994 resulted primarily because the average rate paid on Federal Home Loan Bank advances increased more rapidly than the yields on certain of the Company's loans and because of the effect of reduced initial yields on new single family adjustable rate loans. The Company's net interest spread reached its lowest level in April 1995 and has gradually increased since.

    The Company's non-interest expense totalled $22,359,000 in 1995, compared to $21,105,000 in 1994, and was $6,255,000 for the fourth quarter of 1995, compared to $5,525,000 for the same period in 1994. This category includes REO expenses and writedowns for the year of $3,163,000 in 1995 and $1,202,000 in 1994. Excluding such REO related expenses, non-interest expenses decreased 4% for 1995 as compared to 1994, while there was a 12% increase in total assets.

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

FIRST REPUBLIC BANCORP INC.                             Page 3


    As a percentage of average assets, the Company's general and administrative expenses were 1.04% for the fourth quarter of 1995 and 1.07% for all of 1995, compared with 1.28% for all of 1994.

    During the fourth quarter of 1995, the Company originated $151,341,000 of loans, compared with $160,722,000 during the fourth quarter of 1994. Total loans originated for the year were $584,388,000 in 1995 versus $784,486,000 in 1994. The lower level of originations for all of 1995 was related to reduced refinance volume compared to 1994.

    Mortgage banking activity decreased significantly for 1995. For the year, the Company sold to investors $99,232,000 of loans, compared with $216,951,000 during 1994. The Company recorded losses on the sale of loans of $67,000 in 1995, compared with gains of $430,000 in 1994. At December 31, 1995, the portfolio of real estate loans serviced for third-party investors was $804,856,000, compared to $843,144,000 a year ago.

    In October 1995, the FASB agreed to a one-time opportunity for companies to reassess by year-end 1995 their classification of securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". As a result, the Company reclassified $94,976,000 of held-to-maturity investment securities, carried at cost, to available for sale investment securities, which are adjusted to fair value through the equity account. The effect of this reclassification was to bring available for sale investment securities to 76% of total investments at December 31, 1995 and to increase stockholders' equity, net of taxes, by $89,000.

       First Republic Bancorp Inc. functions as a direct lender as well as a mortgage banker through its two FDIC-insured, industrial bank subsidiaries chartered in California and Nevada. First Republic Thrift & Loan provides both loan and deposit services from ten locations in the San Francisco, Los Angeles, Beverly Hills, and San Diego areas. First Republic Savings Bank provides both loan and deposit services from its office located in Las Vegas, Nevada.

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

FIRST REPUBLIC BANCORP INC.                                 Page 4

                                                   Twelve Months                              Three Months
                                                 Ended December 31                         Ended December 31
                                       ------------------------------------       -----------------------------------
Financial Results                             1995                 1994                  1995                1994
---------------------                  ---------------      ---------------       ---------------     ---------------
Total Interest Income                  $   139,594,000      $   109,365,000       $    37,288,000     $    30,140,000

Net Interest Income                    $    34,681,000      $    37,930,000       $     9,934,000     $     8,960,000

Provision for Losses                   $    14,765,000      $     9,720,000       $     2,050,000     $     2,538,000

REO Costs and Losses                   $     3,163,000      $     1,202,000       $     1,435,000     $       340,000

Net Income                             $     1,170,000      $     7,303,000       $     1,605,000     $     1,562,000

Primary EPS                            $          0.15      $          0.92       $          0.21     $          0.20
                                       ===============      ===============       ===============     ===============

Fully-diluted EPS                      $          0.15      $          0.85       $          0.20     $          0.19
                                       ===============      ===============       ===============     ===============

Weighted Average Shares:
  Primary                                    7,589,225            7,970,833             7,576,963           7,755,661
  Fully-diluted                             10,126,096           10,499,947            10,126,028          10,279,871

Operating Information
-----------------------
Loan Origination Volume                $   584,388,000      $   784,486,000       $   151,341,000     $   160,722,000

Avg. Assets Per Employee               $    12,303,000      $    10,509,000       $    12,348,000     $    11,588,000

Return on Average Assets                         0.07%                0.47%                 0.35%               0.37%

Return on Average Common Equity                  1.08%                6.77%                 5.93%               5.73%

General and Administrative Expenses
  as % of Average Assets                         1.07%                1.28%                 1.04%               1.24%

Rates Earned/Paid
--------------------
Yield on Investments                             6.80%                5.39%                 6.95%               6.29%

Yield on Loans                                   8.00%                7.31%                 8.29%               7.43%
                                            ---------            ---------             ---------           ---------
Earning Assets Yield                             7.87%                7.11%                 8.15%               7.31%
                                            ---------            ---------             ---------           ---------
Cost of Deposits                                 5.93%                4.78%                 6.10%               5.12%

Cost of Borrowings                               6.85%                5.26%                 6.77%               6.00%
                                            ---------            ---------             ---------           ---------
Liability Costs                                  6.27%                4.97%                 6.34%               5.47%
                                            ---------            ---------             ---------           ---------
Net Interest Spread                              1.60%                2.14%                 1.81%               1.84%
                                            =========            =========             =========           =========
Margin on Earning Assets                         1.97%                2.47%                 2.18%               2.19%
                                            =========            =========             =========           =========

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FIRST REPUBLIC BANCORP INC.                                  Page 5

                                                      As of December 31,
                                          -----------------------------------------
Financial Condition                              1995                    1994
-------------------                       -----------------       -----------------
Total Loans                               $   1,682,263,000       $   1,498,663,000
                                          =================       =================

Total Assets                              $   1,904,253,000       $   1,707,319,000
                                          =================       =================

Loans Serviced for
 Investors                                $     804,856,000       $     843,144,000
                                          =================       =================

Total Deposits                            $   1,140,441,000       $     948,833,000
                                          =================       =================

FHLB Advances                             $     570,530,000       $     570,530,000
                                          =================       =================

Stockholders' Equity                      $     108,260,000       $     107,286,000

Senior Subordinated Debentures                    9,974,000               9,978,000

Subordinated Debentures                          19,579,000              19,699,000

Convertible Subordinated Debentures              34,500,000              34,500,000

Reserves                                         18,068,000              14,355,000
                                           ----------------       -----------------

Total Capital                              $    190,381,000       $     185,818,000
                                           ================       =================

Capital-to-Risk-Adjusted Assets                       15.00%                  16.32%
                                                      =====                   =====

Tangible Stockholders'
  Equity Per Share                         $          14.76       $           14.40
                                           ================       =================


Number of Shares of
 Common Stock Actually Outstanding                7,330,400               7,444,708
                                           ================       =================

For further information call:
Willis H. Newton, Jr.
Senior Vice President and
Chief Financial Officer
388 Market Street
San Francisco, CA  94111
(415)392-1400

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